Exhibit 10.19(b)

EMPLOYMENT AGREEMENT THIS AGREEMENT, with an effective date (“Effective Date”) of October 1, 2023 (the “Agreement”), is by and between Cycurion, Inc. (the “Company”), and Jeffrey T. Hunter (the “Executive”). The Company and Executive are referred to each individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and WHEREAS, the Executive desires to be employed by the Company on such terms and conditions; and WHEREAS, the Company and its affiliates provide cybersecurity services (“Company Products and Services”); and WHEREAS, the Company has developed and will develop relationships with Customers and Prospective Customers, as well as a reputation in the cybersecurity industry, which are and will become of great importance and value to the Company in connection with its business of selling, marketing, and providing the Company Products and Services on behalf of its Customers (“Business”), and the loss of or injury to the Business will result in substantial and irreparable damage to the Company; and WHEREAS, in the course of Executive’s employment by the Company, Executive may receive, be taught or otherwise have access to items and information associated with the Business such as sales, purchasing, transportation, documentation, marketing and trading techniques, information and materials, customer and supplier lists or information, correspondence, records, financial information, pricing information, computer systems, computer software applications, business plans and other information which is confidential and proprietary; and WHEREAS, the Company has acquired and/or developed certain trade secrets and Confidential Information, as more fully described below, and has expended significant time and expense in acquiring or developing its trade secret or Confidential Information; and expends significant time and expense on an ongoing basis in supporting its employees, including Executive; and NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for such good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Executive do hereby agree as follows: AGREEMENT 1. Adoption of Recitals. The Company and Executive hereto adopt the above recitals as being true and correct. DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

2. Employment Period. Executive shall be employed with the Company for a two-year term commencing on October 1, 2023 and ending on September 30, 2025 (the “Employment Period”). Non-renewal of this Agreement shall not constitute a termination of Executive under this Agreement for purposes of Section 5 below. This agreement will automatically renew for an additional year unless written notice of nonrenewal is given to the Executive by the Company at a minimum of sixty (60) days prior to the end of the Employment period stated above. 3. Position and Duties. 1. (a) Executive shall serve as President & Chief Operating Officer (the “COO”) of the Company and shall perform the executive and administrative duties, functions, and privileges incumbent with the position of COO and such other duties as reasonably determined by the Chief Executive Officer or the Board of Directors of the Company (the “Board”) from time to time. 2. (b) Executive will report to the Chief Executive Officer (CEO), except in the absence of a CEO, the Executive will report to the Board. 3. (c) Executive agrees to serve the Company faithfully, conscientiously and to the best of his ability, and to devote all of his business time to the business and affairs of the Company (and, if requested by the Board, any subsidiary or affiliate of the Company)so as to promote the profit, benefit, and advantage of the Company and, if applicable, any subsidiaries or affiliates of the Company. Executive shall fulfill his duties of loyalty, fidelity, and allegiance to act at all times in the best interests of the Company and to do no act which would injure the business, interests, or reputation of the Company. Executive’s employment is subject to compliance with all the Company’s policies as may be amended from time to time. 4. (d) During Executive’s employment, his principal place of employment shall be 1749 Old Meadow Road, Suite 500, McLean, VA 22102. In addition, it is acknowledged that the executive will also work from his home office. In addition, the Executive acknowledges, however, that significant domestic and international travel may be required as part of his duties hereunder; and Executive agrees to undertake such travel as may be reasonably required by the business of the Company from time to time. 4. Compensation. 1. (a) Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary (“Base Salary”) of $175,000 per annum payable by the Company and payable in accordance with the Company’s payroll schedule subject to any applicable tax and payroll deductions; provided however, that upon the Company becoming subject to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (be it pursuant to the proposed business combination with Western Acquisition Ventures Corp. or otherwise), Executive’s Base Salary shall increase to $250,000 per annum. Salary increases will be considered after annual reviews of performance. The executive will submit to the Company’s lead independent director a self- assessment of performance versus year-one goals and provide directional goals for the subsequent year. In addition, the company will make three (3) gross payments on October 15, 2023, November 15, 2023, and December 15, 2023 of $24,305 for prior services rendered from May 2023 through September 2023. 2. (b) Equity Compensation. During the Employment Period, the Company shall pay to the executive an equity compensation of $100,000 of Company stock in the first year of employment payable quarterly. Equity Compensation increase will be considered after annual review of performance self-assessment. During the Employment Period, the Company shall pay to the executive an equity compensation award of $2,000,000 of Company stock, in accordance with the existing Officer & Director stock incentive plan and such stock grant shall vest each year equally over a three (3) year period from the date of this agreement, and DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

in so far as Executive is still employed by the company in the capacity of President and COO has satisfied the annual performance review standards. 3. (c) Performance Bonus. During the Employment period, the executive is entitled to an annual Bonus as described below: Executive is eligible for a performance bonus based on results generated by the executive and through the Company. Targeted performance is $100,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results. 4. (d) Other Benefits. During his Employment, Executive shall be entitled to participate in such employee benefit plans, programs or arrangements (collectively, the “Plans”) implemented by the Company and available to other employees of the Company, such as Medical, Vision, Dental, Short-Term Disability, Long-Term Disability, and Life Insurance. The Company shall have the right, from time to time and in its sole discretion, to modify and amend the benefits provided to its executive officers, including Executive, consistent with the provisions herein. 5. (e) Paid Time Off. During the Employment Period, the Company agrees that the Executive shall be entitled to Paid Time Off (“PTO”) pursuant to the Company’s policies and procedures then in effect for senior executives. The Executive shall further be entitled to paid federal holidays and authorized leaves (paid and unpaid) in accordance with the policies of the Company then in effect for its senior executives. At all times, irrespective of the reason for the use, the Executive’s use of PTO shall be consistent with the applicable workplace policies. 6. (f) Business Expenses. The Company shall pay for directly or reimburse Executive for reasonable, customary, and necessary business-related expenses incurred by Executive in connection with the duties of Executive hereunder, upon submission by Executive to the Company of such written evidence of such expense as the Company may require not to exceed amount approved in the annual budget. Business expenses beyond travel and meetings, require prior approval by the Chairman of the Board. Any disputes as to the eligibility of an expense for reimbursement shall be resolved in the sole discretion of the Company. 7. (g) Clawback Provisions. (i) Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Executive under this Agreement or any other agreement or arrangement with the Company that is subject to recovery under any law, government regulation, or stock exchange requirements will be subject to such recovery, deductions, and clawback, as relevant, as may be required to be made pursuant to such law, government regulation, or stock exchange requirements (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange requirements). (ii) Furthermore, notwithstanding any other provisions in this Agreement to the contrary, the Company may rescind the exercise and/or vesting of any equity right and the delivery of shares of the Company’s common stock upon such exercise or vesting (the “Shares”) if the underlying equity right (including, but not limited to, stock options, restricted stock, and restricted stock units) for such Shares is subject to clawback under Section 4(h)(i) above. For purposes of this Section 4(h), the term “Shares” shall include without limitation any shares or other property received by the Executive with respect to the shares covered by such equity rights as a result of a stock split or other similar transaction. In the event of any such clawback, the Executive shall promptly return to the Company the Shares received upon the exercise or vesting of the Executive’s equity rights, or, if the Executive no longer owns the Shares, the Executive shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares (or, in the event the Executive had transferred the Shares by gift or otherwise without consideration, the fair market value of the Shares on the date of the breach or activity or conduct), net of the price originally paid by the Executive for the Shares. The payment shall be made in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Executive by the Company. DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

5. Termination. 1. (a) Termination upon Death. The Executive’s employment hereunder shall terminate upon the death of the Executive; provided, however, that, for purposes of this Agreement, the Date of Termination based upon the death of the Executive shall be deemed to have occurred on the last day of the month in which the death of the Executive shall have occurred. 2. (b) Termination upon Disability. If the Executive is unable to perform the essential functions of his position, with or without reasonable accommodation, for an aggregate period in excess of ninety (90) days during the previous twelve (12) months, due to a physical or mental illness, disability or condition, the Company may terminate the Executive’s employment hereunder at the end of any calendar month by giving written Notice of Termination to the Executive. Any questions as to the existence, extent or potentiality of illness or incapacity of the Executive upon which the Company and the Executive cannot agree shall be determined by a qualified independent physician mutually selected by the Parties. The determination of such physician certified in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement. This Subsection 5(b) of this Agreement is intended to be interpreted and applied consistent with any laws, statutes, regulations, and ordinances prohibiting discrimination, harassment and/or retaliation on the basis of a disability. 3. (c) Termination for Cause. During the Employment Period, the Company may terminate the Executive for Cause, by giving written Notice of Termination to Executive. The Date of Termination shall be specified in the Notice of Termination. For purposes hereof, “Cause” shall mean: (i) the Executive’s failure to materially perform and discharge the duties and responsibilities of the Executive under this Agreement, including, but not limited to Section 9 below; or (ii) any breach by the Executive of the provisions of Sections 6, and/or 8 hereof; or (iii) felony conviction involving the personal dishonesty or moral turpitude of the Executive; or (iv) engagement in illegal drug use or alcohol abuse which prevents the Executive from performing his duties in any manner; or (v) any misappropriation, embezzlement or conversion of the Company’s or any of its parent’s, subsidiary’s or affiliate’s property by the Executive; or (vi) willful misconduct or intentional breach of fiduciary duty by the Executive in respect of the duties or obligations of the Executive under this Agreement; or (vii) the Executive’s failure to materially perform and discharge the duties and responsibilities of the Executive with respect to goals or objectives periodically provided to the Executive by the Company. With regard to Subsections 5(c)(i), 5(c)(ii) and 5(c)(vii), “Cause” shall not have deemed to have occurred unless the Company provides written notice to the Executive of the condition constituting “Cause” (“Notice of Material Breach”) within thirty (30) days of the initial existence of the condition (or its discovery), and, allowing the Executive thirty (30) days to cure such failures, if so curable (provided, however, that after one such notice has been given to the Executive during the Employment Period, the Company is no longer required to provide time to cure subsequent failures of the same nature and of similar import with regard to the specific duty and responsibility Executive has failed to perform). Notice of Material Breach under Subsection 5(c)(i) must specify the following: (x) each and every material breach by the Executive, and (y) the factual basis for the Company’s claim that the Executive materially breached this Agreement, including when the breach occurred, how it occurred, who was involved, what happened, and why it constitutes a breach. Notice of the Material Breach and/or Notice of the Date of Termination shall be provided as defined in Section 7 below. 4. (d) Termination by the Company without Cause. Except as set forth in Section 5(c) hereof, the Company may terminate this Agreement at any time by providing a Notice of Termination which includes a Date of Termination at least thirty (30) days after delivery of the Notice of Termination. 5. (e) Termination by the Executive other than for Good Reason. The Executive may terminate this Agreement by delivering a Notice of Termination to the Company. The Date of Termination shall be specified DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

in the Notice of Termination; provided, however, that the Date of Termination shall not be earlier than sixty (60) calendar days after delivery of the Notice of Termination. 6. (f) Termination by the Executive for Good Reason. The Executive may terminate this Agreement with Good Reason by delivering a Notice of Termination to the Company specifying the Date of Termination and a complete factual basis for Executive’s belief that he has “Good Reason” to terminate this Agreement. “Good Reason” shall be deemed to exist if: (i) there is a material diminution of the Executive’s duties; or (ii) the Company willfully and materially breaches this Agreement, provided that “Good Reason” shall not be deemed to have occurred unless the Executive provides written notice to the Company of the condition constituting “Good Reason” within fifteen (15) days of the initial existence of the condition, and such condition is not corrected by the Company within thirty (30) days of the date of the Company’s receipt of such written notice. Executive’s termination pursuant to this Subsection 5(f) shall become effective upon the lapse of such thirty (30) days. With respect to a claim that the Company has materially breached this Agreement, the notice must specify the following: (x) each and every material breach(es) by the Company, and (y) the factual basis for the Executive’s claim that the Company has materially breached this Agreement including when the breach occurred, how it occurred, who was involved, what happened, and why it constitutes a breach. Notice of the material breach and/or Notice of the Date of Termination shall be provided as defined in Section 7 below. 7. (g) Termination Relating to Change of Control1 .. In the event Executive’s employment is terminated on account of (i) an involuntary termination by the 1 “Change of Control” shall mean one of the following shall have taken place after the Effective Date: (i) any one person, or group of owners of another corporation who, acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of shares of capital stock of the Company that, together with the shares of capital stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the shares of capital stock of the Company (or other voting securities of the Company then outstanding). However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the shares of capital stock of the Company then outstanding before such transfer of shares of capital stock of the Company, the acquisition of additional shares of capital stock of the Company by the same person or Group shall not be considered to cause a Change of Control of the Company; or (ii) any one person or Group acquires(or has acquired during the twelve(12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of shares of capital stock of the Company of the Company possessing thirty percent (30%) or more of the total voting power of the shares of capital stock of the Company where such person or Group is not merely acquiring additional control of the Company; or (iii) a majority of members of the Company’s Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Company’s Board; or (iv) any one person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or Group) all or substantially all of the assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control if the assets are transferred to: Company for any reason other than Cause, death, or Disability, or (ii) the Executive voluntarily terminates employment with the Company on account of a resignation for Good Reason, in either case that occurs (x) at the same time as, or within the twelve (12)-month period following, the consummation of a Change of Control or (y) within the sixty (60)-day period prior to the date of a Change of Control where the Change of Control was under consideration at the time of Executive’s Termination Date. (h) Obligations Upon Termination. 1. (i) Termination for Death. If employment terminates pursuant to Subsection 5(a), the Company shall, promptly upon such termination, pay the estate of Executive or the person charged with legal responsibility for the Executive’s estate or his person, an amount equal to twelve month (12) month’s Base Salary from the date of the Notice of Termination,. Any applicable death benefits that accrued prior to the Termination Date shall continue to inure to the Executive’s benefit in accordance with the applicable policy’s terms and conditions. The estate of Executive or the person charged with legal responsibility for the Executive’s estate or his person, as of the date of the Notice of Termination, shall have no further entitlement under this Agreement to any other Compensation (as set forth in Section 4 above), including, but not limited to. Base Salary and benefits (other than as described herein). The estate of Executive or the person charged with legal responsibility for the Executive’s estate or his person also shall not be entitled to receive other severance or post-termination payments (except solely such Base Salary or other payments as may have been accrued but not yet paid prior to such termination). Any outstanding stock option or other stock awards held by Executive as of the Date of Termination shall be subject to the terms of the applicable award agreements. 2. (ii) Termination for Disability. If employment terminates pursuant to Subsection 5(b), the Company shall, promptly upon such termination, pay the Executive or the person charged with legal responsibility for the Executive, an amount equal to twelve month (12) month’s Base Salary (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets; (3) a person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned directly or indirectly, by a person described in subparagraph (h)(i), above; or (v) Stockholders of the Company approve a plan of complete liquidation or dissolution of the Company. DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

Notwithstanding the foregoing, if any payment or distribution event applicable hereunder is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur. from the date of the Notice of Termination,. Any applicable disability benefits that accrued prior to the Termination Date shall continue to inure to the Executive’s benefit in accordance with the applicable policy’s terms and conditions. The Executive, as of the date of the Notice of Termination, shall have no further entitlement under this Agreement to any other Compensation (as set forth in Section 4 above), including, but not limited to, Base Salary and benefits (other than as described herein). The Executive also shall not be entitled to receive other severance or post-termination payments (except solely such Base Salary or other payments as may have been accrued but not yet paid prior to such termination). Any outstanding stock option or other stock awards held by Executive as of the Date of Termination shall be subject to the terms of the applicable award agreements. 3. (iii) Termination for Cause. In the event that the employment of the Executive is terminated pursuant to Subsection 5(c), no Compensation (as set forth in Section 4 above), no severance or other post-termination payment shall be due or payable by the Company to the Executive (except solely such Base Salary or other payments as may have been accrued but not yet paid prior to such termination). Any outstanding stock option or other stock awards held by Executive as of the Date of Termination shall be subject to the terms of the applicable award agreements. 4. (iv) Termination by the Company Without Cause or by Executive for Good Reason. In the event that the Company terminates this Agreement pursuant to Subsection 5(d) or that the Executive terminates this Agreement pursuant to Subsection 5(f), the Company shall, notwithstanding such termination, in consideration for all of the undertakings and covenants of the Executive contained herein, continue to pay to the Executive the Base Salary in effect as of the Date of Termination for a period of twelve (12) months from the Date of Termination, provided that such termination constitutes a separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986 (the “Code”). 5. (v) Termination Relating to Change of Control. In the event that Company terminates this Agreement pursuant to Subsection 5(g), the Company shall, promptly upon such termination, pay the Executive, an amount equal to twelve (12) month’s Base Salary from the date of the Notice of Termination. (i) Release Required for Severance Payments. No post-employment payments (exclusive of any stock option or other stock award) by the Company relating to termination of employment under the provisions of Section 5(g) shall commence until Executive executes and delivers a mutually agreeable release reflecting the provisions of this Agreement and waiving any and all claims against the Company other than the obligations set forth in such release or in a final severance agreement and any applicable revocation period with respect to such release has expired. With respect to any payment of Base Salary and Bonus that would otherwise be due prior to March 15 of the year following the year in which the Date of Termination occurs, such payment shall be forfeited if such release is not delivered by March 15 of the year following the year in which the Date of Termination occurs. With respect to any payment of Base Salary that would otherwise be due on or after March 15 of the year following the year in which the Date of Termination occurs, such payment shall be forfeited if such release is not delivered within ninety (90) days after the date on which such payment is due. (j) Compliance with Section 409A. The Parties to this Agreement intend that this Agreement complies with Section 409A of the Code, where applicable, and this Agreement shall be interpreted in a manner consistent with that intention. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination qualifies as a “separation from service” within the meaning of Section 409A of the Code and, for purposes DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding any other provisions of this Agreement to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code and not otherwise eligible for exclusion from the requirements of Section 409A, if, as of the date of the Executive’s separation from service from the Company, (i) the Executive is deemed to be a “specified employee” (within the meaning of Section 409A of the Code and the applicable regulations), and (ii) the Company or any member of a controlled group including the Company is publicly traded on an established securities market or otherwise, no payment or other distribution required to be made to the Executive hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) solely as a result of the Executive’s separation from service shall be made earlier than the first day of the seventh month following the date on which the Executive separates from service with the Company. Each payment of Base Salary pursuant to Subsection 5(g)(iii) shall be considered a separate payment for purposes of Section 409A of the Code. (k) Notice of Termination. A “Notice of Termination” to effectuate a termination under Section 5 shall be made in accordance with the Notice provision defined in Section 7. For purposes of this Agreement, a Notice of Termination shall mean a notice, in writing, which shall indicate the specific termination provision of this Agreement relied upon as the basis for the Termination and the Date of Termination. The Date of Termination shall not be earlier than the date such Notice of Termination is delivered (as defined above); provided, however, that the Company, at its option, may elect to have the Executive not report to work after the date of the written notice. (l) Date of Termination. “Date of Termination” means the date on which this Agreement shall terminate in accordance with the provisions of this Section 5. 6. Restrictive Covenants. 1. (a) Non-Disclosure of Confidential Information. 1. (i) During and after employment under this Agreement, the Executive shall not, directly or indirectly, without the prior written consent of the Board, or a person duly authorized thereby, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of the duties of Executive as an employee of the Company, disclose or use for the benefit of himself or any other person, corporation, partnership, joint venture, association, or other business organization, any of the trade secrets or Confidential Information of the Company. If Executive is legally required to disclose any Confidential Information or trade secrets, Executive will notify the Company prior to doing so by providing the Company with written notice ten (10) business days in advance of the intended or compelled disclosure. (If disclosure is required sooner than ten (10) days, Executive must provide the Company with Notice immediately upon learning that disclosure is sought and before disclosure is required or compelled.) Notice shall be provided as defined in Section 7 below. 2. (ii) Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Notwithstanding any other provision of this Agreement, if Executive files a lawsuit for retaliation by Cycurion for reporting a suspected violation of law, Executive may disclose the Cycurion’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (A) files any DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. 2. (b) Need for Restrictions. Executive acknowledges and agrees that each of the restrictive covenants contained in this Section 6 is reasonable and necessary to protect the legitimate business interests of the Company, including, without limitation, the need to protect the Company’s trade secrets and Confidential Information and the need to protect its relationships with its customers, prospective customers, vendors and agents. 3. (c) Proprietary Rights. (i) Ownership. The Company shall own all right, title and interest in and to all documentation, manuals, materials, creative works, methods, techniques, compositions, ideas, recipes, creations, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, know-how and other information, in any medium whatsoever (including, without limitation, any Confidential Information, trade secrets and all software, software code, processes, copyrights, patents, technologies and inventions (collectively, “Inventions”), including, without limitation, new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by Executive during his employment by the Company (including his employment with the Company prior to the date hereof), provided that such Inventions grew out of Executive’s work with the Company, are related in any manner to the Business, as such term is defined in the Recitals, or are conceived or made on the Company’s time or with the use of the Company’s facilities or materials). Executive acknowledges and agrees that any of his work product created, produced, or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company. (ii) Executive’s Obligations. Executive shall (i) promptly disclose such Inventions to the Company; (ii) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (iii) execute and deliver all documents required by the Company to document or perfect the Company’s proprietary rights in and to the Company’s work product; and (iv) give testimony in support of his inventorship. Executive shall deliver all Confidential Information, trade secrets and/or Inventions to the Company upon the Company’s request, and, in any event, immediately upon termination of Executive’s employment by the Company. (iii) Executive's Restrictions. Executive acknowledges that the Confidential Information, trade secrets and/or Inventions constitute valuable trade secrets of the Company. Executive shall not infringe or violate any trade secret or other proprietary right of the Company related to the Confidential Information, trade secrets and/or Inventions, and shall not own, apply for, or otherwise attempt to obtain, on behalf of Executive or others, any proprietary right in any Confidential Information, trade secrets and/or Inventions, which the Company owns or has a right to own, in which the Company has an interest and/or to which the Company has title. (d) Breach of Restrictive Covenants. In the event of a breach or threatened breach by Executive of any restrictive covenant set forth in Section 6, Executive agrees that such a breach or threatened breach would cause irreparable injury to the Company, and that, if the Company shall bring legal proceedings against Executive to enforce any restrictive covenant, the Company shall be entitled to seek all available civil remedies, at law or in equity, including, without limitation, an injunction without posting a bond, damages, attorneys’ fees, and costs. 5. (e) Successors and Assigns. The Company and its successors and assigns may enforce these restrictive covenants. 6. (f) Construction, Survival. To the extent that the covenants provided for in this Section 6 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. If Executive violates any of the restrictions contained in this Section 6, the restrictive period shall be tolled during the time that Executive is in violation. All the provisions of this Section 6 shall survive the term of this Agreement and Executive’s employment with the Company. 7. Notices. For the purpose of this Agreement, notices and all other communications to either Party hereunder provided for in this Agreement shall be in writing and shall be deemed to have been duly given when: (a) delivered in person, mailed by certified mail, return receipt requested or recognized overnight delivery service and (b) transmitted via electronic mail. If to the Company: Cycurion, Inc. 1749 Old Meadow Road Suite 500 McLean, Virginia 22102 Attention: Kevin Kelly E-mail: Kevin.Kelly@cycurion.com If to Executive: Jeffrey Hunter 9212 White Chimney Lane Great Falls, VA 22066 (703) 727-0154 jeffreythunter@gmail.com or to such other address as either party shall designate by giving written notice of such change to the other party. 8. Return of the Company’s Property. All of the Company’s products or services, customer correspondence, internal memoranda, designs, sales brochures, training manuals, project files, price lists, customer and vendor lists, prospectuses, reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks e-mails and Internet access, and all other like information or products, including all copies, duplications, replications and derivatives of such information or products, acquired by Executive while in the employ of the Company, whether prepared by Executive or coming into Executive’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon the expiration or termination of this Agreement for any reason or upon request by the Chief Executive Officer of the Company or the Board. Executive also shall return immediately return any Company issued property including, but not limited to, laptops, computers, thumb drives, removable media devices, flash drives, smartphones, cellular phones, iPads® and other devices upon the expiration or termination of this Agreement for any reason or upon request by the Chief Executive Officer of the Company or the Board. Executive’s obligations under this Section 8 shall exist whether or not any of these items or materials contain Confidential Information or trade secrets. The Parties hereto shall comply with all applicable laws DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

and regulations regarding retention of and access to this Agreement and all books, documents, and records in connection therewith. Executive shall provide the Company with a signed certificate evidencing that all such property has been returned, and that no such property or Confidential Information or trade secret has been retained by Executive in any form. If the Company has a good faith basis for suspecting that Executive has retained documents, property or information in violation of this provision, if requested, Executive is obligated to provide the Company and/or its agent with access to Executive’s laptop(s), external drive(s), computer(s), flash drive(s) and/or removable media to ensure all property of the Company or its subsidiaries and affiliates has been returned, and Executive is not retaining copies of the documents or property without the Company permission. 9. Prior Agreements. (a) Executive represents to the Company (i) that there are no restrictions, agreements, or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive’s execution of this Agreement or employment hereunder, (ii) that Executive’s execution of this Agreement and employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound, and (iii) that Executive is free and able to execute this Agreement and to enter into employment by the Company. Executive further represents and agrees that he will not bring with him, disclose, or otherwise use any confidential, proprietary or trade secret information acquired from any prior employer, whether that information was created by Executive or others. A written or oral notice or complaint that Executive breached this provision or violated a restrictive covenant or an agreement not to disclose Confidential Information shall subject Executive, at the Company’s sole discretion, to immediate termination with Cause. Executive also agrees to fully indemnify the Company for any and all damages, costs and/or attorney’s fees incurred by the Company that arise from any claims that were related to Executive’s alleged or actual breach of a restrictive covenant or an agreement not to disclose Confidential Information. (b) The Parties mutually acknowledge and agree that any prior offer letters and/or employment agreements between and among the Company or any affiliate or subsidiary and Executive, are declared null and void with no legal effect, and Executive will take nothing from any such prior agreements, including any right to any severance or termination benefits. Executive hereby agrees that, with the exception of any restrictive covenants, which are incorporated into this Agreement and which Executive hereby reaffirms, any prior employment agreements between the Company or any affiliate or subsidiary and Executive shall have no legal effect whatsoever as of the date this Agreement is executed by the Parties. 10. Specific Performance. It is agreed that the rights granted to the Parties hereunder are of a special and unique kind and character and that, if there is a breach by any Party of any material provision of this Agreement, the other Party would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the Parties hereunder may be enforced by an action for specific performance and other equitable relief without the Parties posting a bond, or, if a bond is required, the Parties agree that the lowest bond permitted shall be adequate. 11. Further Assurances. Each of the Parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties hereto. 12. Right to Review and Seek Counsel. Executive acknowledges that he/she has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and Executive represents and warrants to the Company (a) that he/she has sought such independent counsel and advice as he/she has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby, and (b) that he/she has not relied on any representation of the Company as to tax matters, or as to the consequences of the execution hereof. DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

13. Waiver/Amendments. The waiver by the Company of a breach or threatened breach of this Agreement by Executive shall not be construed as a waiver of any subsequent breach by Executive. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is approved by the Board and agreed to in writing signed by Executive and such officer as may be specifically authorized by the Board. 14. Entire Agreement. This Agreement contains the entire understanding of the Parties and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party, which are not set forth expressly in this Agreement. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties and/or their affiliates. Executive acknowledges that he/she has not relied on any prior or contemporaneous discussions or understandings in entering into this Agreement. 15. Neutral Construction. No Party may rely on any drafts of this Agreement in any interpretation of this Agreement. Each Party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, no Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting Party in any interpretation of this Agreement. 16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Virginia without regard to conflicts of law. 17. Consent to Personal Jurisdiction and Venue; Waiver of Service of Process. Executive hereby consents to personal jurisdiction and exclusive venue in the United States District Court for the Eastern District of Virginia, if such Court can exercise jurisdiction over the matter for any action brought by the Company or Executive arising out of or in connection with this Agreement or Executive’s employment with the Company. In the event the foregoing Court lacks jurisdiction, Executive consents to personal jurisdiction and exclusive venue in the courts in Fairfax County, Virginia. For purposes of this Section 17, the term “Executive” includes any business entity owned or controlled by Executive. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such Notices (under Section 7) to him/her/it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. 18.Headings and Captions. The titles and captions of paragraphs, sections, subparagraphs, and subsections contained in this Agreement are provided for convenience of reference only, and shall not be considered terms or conditions of this Agreement. 19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. 20. Survival. The provisions of this Agreement shall not survive the termination of Executive’s employment hereunder, except that the provisions of (i) Section 5 hereto relating to post-termination payment obligations; (ii) Section 6 hereto relating to the restrictive covenants; (iii) Section 8 hereto relating to return of the Company’s property; and (iv) Section 17 relating to jurisdiction, venue and waiver of personal service shall remain binding upon the Parties. 21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Executive agrees that this Agreement may be assigned by the Company without Executive’s consent. This Agreement is not assignable by Executive. DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D

22. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument. This Agreement, and the counterparts thereto, may be executed by the Parties using their respective signatures transmitted via facsimile machines or via electronic mail. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October 1, 2023. Cycurion, Inc. By: Name: Kevin Kelly Title: Chief Executive Officer ______________________ By: Name: Jeffrey T. Hunter, President and COO _______________________ DocuSign Envelope ID: DF28E932-560E-446A-9C4A-D37665CBD65D